Exhibit 4.1

Amendment NO. 1

to THE

WARRANTs

This Amendment No. 1, dated as of January 23, 2026 (this “Amendment”), to (i) that certain Warrant Certificate, dated as of January 26, 2021, issued by Armata Pharmaceuticals, Inc., a Washington corporation (the “Company”), in favor of Innoviva Strategic Opportunities LLC, a Delaware limited liability company (the “Holder”) and a wholly-owned subsidiary of Innoviva, Inc., a Delaware corporation (the “January 2021 Warrant”), (ii) that certain Warrant Certificate, dated as of March 17, 2021, issued by the Company in favor of the Holder (the “March 2021 Warrant”), (iii) that certain Warrant Certificate, dated as of February 9, 2022, issued by the Company in favor of the Holder (the “February 2022 Warrant”), and (iv) that certain Warrant Certificate, dated as of March 31, 2022, issued by the Company in favor of the Holder (the “March 2022 Warrant”, and together with the January 2021 Warrant, the March 2021 Warrant and the February 2022 Warrant, the “Warrants”, and each, a “Warrant”) is entered into by and between the Company and the Holder.

WHEREAS, “Time of Expiry” in the January 2021 Warrant is defined as “at any time or times prior to 5:00 p.m. (New York time) on January 26, 2026”;

WHEREAS, “Time of Expiry” in the March 2021 Warrant is defined as “at any time or times prior to 5:00 p.m. (New York time) on March 17, 2026”;

WHEREAS, “Time of Expiry” in the February 2022 Warrant is defined as “at any time or times prior to 5:00 p.m. (New York time) on February 9, 2027”;

WHEREAS, “Time of Expiry” in the March 2022 Warrant is defined as “at any time or times prior to 5:00 p.m. (New York time) on March 31, 2027”; and

WHEREAS, the Company and the Holder desire to amend each Warrant pursuant to Section 11 of each Warrant.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Warrants.

2.            Amendment to the Warrants. Effective as of the date of this Amendment, the Warrants shall be amended as follows:

(a)           Each of the Warrants is hereby amended by replacing the definition of “Time of Expiry” in its entirety with the following:

““Time of Expiry” means 5:00 p.m. (New York time) on January 26, 2031.”

(b)           The legend appearing at the top of the January 2021 Warrant and each other reference therein to “5:00 p.m. (New York time) on January 26, 2026” is hereby amended to refer instead to “5:00 p.m. (New York time) on January 26, 2031.”

(c)           The legend appearing at the top of the March 2021 Warrant and each other reference therein to “5:00 p.m. (New York time) on March 17, 2026” is hereby amended to refer instead to “5:00 p.m. (New York time) on January 26, 2031.”

(d)           The legend appearing at the top of the February 2022 Warrant and each other reference therein to “5:00 p.m. (New York time) on February 9, 2027” is hereby amended to refer instead to “5:00 p.m. (New York time) on January 26, 2031.”

(e)           The legend appearing at the top of the March 2022 Warrant and each other reference therein to “5:00 p.m. (New York time) on March 31, 2027” is hereby amended to refer instead to “5:00 p.m. (New York time) on January 26, 2031.”

3.            Miscellaneous.

(a)           Except as expressly amended hereby, the Warrants shall continue in full force and effect in accordance with the provisions thereof, and the Warrants are in all respects hereby ratified, confirmed and preserved. This Amendment and all its provisions shall be deemed a part of the Warrants in the manner and to the extent herein provided.

(b)           This Amendment shall be subject to the general provisions contained in the Warrants, which are hereby incorporated by reference herein, mutatis mutandis.

(c)           This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment to the Warrants has been executed for and on behalf of the undersigned as of the date set forth above.

COMPANY:

ARMATA PHARMACEUTICALS, INC.

By:	/s/ Deborah L. Birx
Name: Deborah L. Birx, M.D.
Title: Chief Executive Officer

HOLDER:

INNOVIVA STRATEGIC OPPORTUNITIES LLC

By: Innoviva, Inc. (its managing member)

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to the Warrants]